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                                                                 Exhibit 10.1(c)


                                AMENDMENT NO. 2
                                      TO
                          ATLANTIC RICHFIELD COMPANY
                    SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN
                          ___________________________

Pursuant to the power of amendment reserved therein, the following amendment is hereby made to the Atlantic Richfield Company Supplementary Executive Retirement Plan (the "Plan") effective as of February 28, 1994.

1.      Article I, Section 1.2(a) of the Plan is amended to read as follows:


        "(a)    have received Awards under the Atlantic Richfield Company Annual
        Incentive Plan, the Atlantic Richfield Company Special Incentive Plan, the ARCO Chemical Company Annual Incentive Plan or the Lyondell Petrochemical Company Annual Incentive Plan.

2.      Article I, Section 3.3 of the Plan is amended to read as follows:


        "3.3    Award or Awards means cash awards made under the Atlantic
        Richfield Company Annual Incentive Plan, the Atlantic Richfield Company Special Incentive Plan, the ARCO Chemical Company Annual Incentive Plan and the Lyondell Petrochemical Company Annual Incentive Plan."


3.      Article II, Section 2.5 of the Plan is amended to read as follows:


        "2.5    Computation Procedure. For purposes of computing the amount of monthly benefit payable under Sections 2.2 and 2.3 of this Article, it shall be assumed that an award under the Atlantic Richfield Company Annual Incentive Plan has been made with respect to the calendar year in which a Participant's termination or death occurs equal in amount to a pro rata share of such award, if any, made with respect to the calendar year immediately preceding such event. If the Participant receives an Award or Awards following termination and after commencement of benefits
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        under this Article, the benefit under this Article shall be re-
        calculated, using each actual Award granted subsequent to the Participant's termination rather than the Award calculated on the pro rata basis, provided; however, that such recalculation shall not result in a reduction of the benefit that has commenced under this Article."

        Executed this 31st day of March, 1995.
                      ----        -----
ATTEST                                  ATLANTIC RICHFIELD COMPANY


BY: /s/ Armineh Simonian                BY: /s/ JOHN H. KELLY
    --------------------                    -----------------
                                            John H. Kelly
                                            Vice President
                                            Human Resources